Exhibit 5.1

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

February 6, 2008

Oracle Healthcare Acquisition Corp.

200 Greenwich Avenue

3rd Floor

Greenwich, Connecticut 06830

Re:	Registration Statement on Form S-4, File No. 333-147857 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to Oracle Healthcare Acquisition Corp. (the “Company”), a Delaware corporation, in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of up to 35,916,667 shares of common stock, par value $0.0001 per share, of the Company (the “Oracle Common Stock”) issuable in connection with the proposed merger (the “Merger”) of PTI Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), with and into Precision Therapeutics, Inc., a Delaware corporation (“PTI”), pursuant to the Agreement and Plan of Merger dated as of December 3, 2007 (as amended on January 24, 2008, the “Merger Agreement”), by and among the Company, Merger Sub, PTI and the Stockholder Representative (as defined in the Merger Agreement).

We have examined copies of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (in each case, as amended and in effect as of the date hereof), the form of Restated Certificate of Incorporation of the Company attached as Exhibit A to the form of Certificate of Merger (as defined in the Merger Agreement) attached as Exhibit A to the Merger Agreement, the Registration Statement, certain resolutions adopted by the Company’s Board of Directors, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In connection with the opinion expressed below, we have assumed that, at and prior to the time of the issuance and delivery of any Oracle Common Stock pursuant to the Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) all relevant corporate actions heretofore taken by the Company remain in full force and effect, (iii) the Merger has been approved by the requisite vote of the stockholders of

NEW YORK WASHINGTON, DC PARIS LONDON MILAN ROME FRANKFURT BRUSSELS

Oracle Healthcare Acquisition Corp.

February 6, 2008

the Company and PTI, and (iv) there has not occurred any change in law materially adversely affecting the power of the Company to issue and deliver the Oracle Common Stock or the validity of the Oracle Common Stock.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various factual matters material to this opinion letter, we have relied upon the representations and warranties made in the Merger Agreement by the parties thereto and certificates and statements of officers and representatives of the Company and public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Based upon the foregoing examination and the assumptions and qualifications set forth herein, we are of the opinion that, if and when the Oracle Common Stock is issued and delivered by the Company in accordance with the terms and conditions of the Merger Agreement and as contemplated by the Registration Statement, the Oracle Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America, and we express no opinion with respect to any other laws (including, without limitation, the application of the securities or “blue sky” laws of any state to the offer and/or sale of the Oracle Common Stock).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP